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                                                                    EXHIBIT 99.1

                          LEXICON GENETICS REPORTS 2004
                         THIRD QUARTER FINANCIAL RESULTS


THE WOODLANDS, TEXAS, OCTOBER 28, 2004 - Lexicon Genetics Incorporated (Nasdaq:
LEXG), a biopharmaceutical company focused on the discovery of breakthrough treatments for human disease, today reported financial results for the three and nine months ended September 30, 2004.

REVENUES: Lexicon's revenues for the three months ended September 30, 2004 increased eight percent to $13.1 million from $12.1 million for the corresponding period in 2003. The increase was primarily attributable to collaborative research revenue recognized under Lexicon's neuroscience drug discovery alliance with Bristol-Myers Squibb Company, the completion of the second performance milestone under its therapeutic protein and antibody target discovery alliance with Genentech, Inc., and the commencement of its hypertension drug discovery alliance with Takeda Pharmaceutical Company Limited, offset by a decline in technology license fees. For the nine months ended September 30, 2004, revenues increased 23 percent to $35.7 million from $29.1 million for the corresponding period of 2003.

RESEARCH AND DEVELOPMENT EXPENSES: Research and development expenses for the three months ended September 30, 2004 increased six percent to $22.5 million from $21.2 million for the corresponding period in 2003. The increase primarily reflects higher personnel, laboratory supply and contract research costs related to the continued advancement of Lexicon's drug discovery programs. There was no stock-based compensation expense in the three months ended September 30, 2004, as compared to $1.2 million in the three months ended September 30, 2003. For the nine months ended September 30, 2004, research and development expenses increased nine percent to $67.5 million from $61.9 million for the corresponding period in 2003. Research and development expenses included stock-based compensation expense of $0.4 million and $3.8 million for the nine months ended September 30, 2004 and 2003, respectively.

GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses for the three months ended September 30, 2004 decreased 21 percent to $4.6 million from $5.8 million for the corresponding period in 2003. The decrease was primarily attributable to the absence of any stock-based compensation expense in the three months ended September 30, 2004, as compared to $1.3 million in the three months ended September 30, 2003. For the nine months ended September 30, 2004, general and administrative expenses decreased 19 percent to $14.2 million from $17.5 million for the corresponding period in 2003. General and administrative expenses included stock-based compensation expense of $0.4 million and $3.8 million for the nine months ended September 30, 2004 and 2003, respectively.

NET LOSS: Net loss for the three months ended September 30, 2004 decreased to $14.4 million, or $0.23 per share, from a net loss of $14.6 million, or $0.24 per share, in the corresponding period in 2003. Net loss for the nine months ended September 30, 2004 decreased to $46.6 million, or $0.74 per share, from a net loss of $49.3 million, or $0.90 per share, in the corresponding period in 2003.


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CASH AND INVESTMENTS: As of September 30, 2004, Lexicon had $97.7 million in cash and investments, including restricted cash and investments, compared to $104.3 million as of June 30, 2004 and $161.0 million as of December 31, 2003. Cash and investments as of September 30, 2004 reflects the receipt of the $12.0 million initial payment from Takeda in connection with its hypertension drug discovery alliance with Lexicon. Restricted cash and investments were $0.4 million on September 30, 2004 and June 30, 2004 and $57.5 million on December 31, 2003. Lexicon refinanced the synthetic lease of its headquarters and research facility in The Woodlands, Texas in April 2004 with proceeds from a conventional mortgage and cash. This transaction eliminated all restrictions on the cash and investments that had secured Lexicon's obligations under the synthetic lease.

"Drug discovery alliances continue to be an important component of our strategy," said Julia P. Gregory, executive vice president, corporate development and chief financial officer. "Strategic collaborations, such as our new agreement with Takeda, contribute to our financial strength and give us flexibility in advancing our drug discovery programs."

THIRD QUARTER 2004 HIGHLIGHTS

ESTABLISHED COLLABORATION TO DISCOVER NEW DRUGS FOR HIGH BLOOD PRESSURE: On July 28, 2004, Lexicon and Takeda announced the formation of a collaboration to discover new drugs for the treatment of high blood pressure. The alliance is designed to accelerate the development and commercialization of new drugs directed against promising hypertension targets discovered in Lexicon's Genome5000 program. In the collaboration, Takeda will have exclusive access to drug targets from Lexicon's Genome5000 program that control blood pressure. Takeda will be responsible for the screening, medicinal chemistry, preclinical and clinical development and worldwide commercialization of drugs directed against Lexicon's novel blood pressure targets, and will bear all related costs.

Lexicon received an initial payment of $12 million from Takeda for the three-year term of the agreement. Takeda has the option to extend the term of the alliance for an additional two years in exchange for further committed funding. Takeda will make research milestone payments to Lexicon for each target selected for therapeutic development. In addition, Takeda will make clinical development and product launch milestone payments to Lexicon for each product commercialized from the collaboration. Lexicon will also earn royalties on worldwide sales of drugs commercialized by Takeda.

ACHIEVED SECOND PERFORMANCE MILESTONE IN GENENTECH ALLIANCE: Lexicon announced the achievement of the second performance milestone under its alliance with Genentech. Lexicon and Genentech established this alliance in December 2002 to discover potential new therapeutic proteins and antibody targets. In this alliance, Lexicon is discovering the functions of potential therapeutic proteins and antibody targets identified through Genentech's internal drug discovery research.

The milestone payment is related to Lexicon's production of gene knockouts in mouse embryonic stem cell lines for all of the proteins selected for inclusion in the alliance. Lexicon


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has completed the generation of knockout mice and identified the physiological functions of many of the proteins in the alliance. Lexicon is in the process of discovering the therapeutic potential for the remaining proteins. The amount of the milestone payment was not disclosed.

ADVANCED BIOTHERAPEUTICS PROGRAM: Lexicon provided a review of its biotherapeutics program, in which it has prioritized for phenotypic analysis more than 1,000 genes that encode potential antibody targets or therapeutic proteins. Lexicon has advanced several targets identified as a result of its analysis into drug discovery programs. Some of the genes in these classes are included in Lexicon's drug discovery alliance with Genentech. More than 500 additional genes are part of Lexicon's internal biotherapeutics drug discovery pipeline. Lexicon expects to complete the phenotypic analysis of knockout mice for all of these genes within the next three years.

"In this quarter, Lexicon entered into a drug discovery collaboration with Takeda, in which we are mining the Genome5000 for new mechanisms that regulate blood pressure," said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Lexicon. "We also achieved the second performance milestone in our Genentech collaboration, having now produced gene knockouts for all of the proteins included in that alliance. We believe our unique drug discovery capability, based on the physiological validation of targets, will enable the development of breakthrough therapeutics for both ourselves and our collaborators."


LEXICON CONFERENCE CALL:

Dr. Arthur T. Sands, president and chief executive officer, and Julia P. Gregory, executive vice president, corporate development and chief financial officer, will host the conference call at 5:00 p.m. EDT on Thursday, October 28, 2004. They will review Lexicon's operating highlights and financial results for the nine months ended September 30, 2004 and will discuss the Company's expectations for the fourth quarter.

Conference call participants may dial: 800/967-7140 (domestic USA), 719/457-2629 (international). Pass code for all callers: 867753. The audio web cast can be heard by logging on to www.lexicon-genetics.com. It will be archived and available for review through November 2, 2004.


ABOUT LEXICON GENETICS

Lexicon Genetics is a biopharmaceutical company focused on the discovery of breakthrough treatments for human disease. Lexicon is systematically discovering the physiological and behavioral functions of genes to identify potential points of therapeutic intervention, or drug targets. Lexicon makes these discoveries using its proprietary gene knockout technology to model the physiological effects that could be expected from prospective drugs directed against novel targets. The Company has advanced knockout-validated targets into drug discovery programs in six therapeutic areas: diabetes and obesity, cardiovascular disease, cancer, immune system disorders, ophthalmic disease, and psychiatric and neurological disorders. Lexicon is


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working both independently and through strategic collaborations and alliances to accelerate the development and commercialization of its discoveries. Additional information about Lexicon is available through its corporate website, www.lexicon-genetics.com.


SAFE HARBOR STATEMENT

This press release contains "forward-looking statements," including statements about Lexicon's growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to Lexicon's ability to develop drug candidates from its discoveries, achieve its operational objectives, obtain patent protection for its discoveries and establish strategic alliances, that may cause Lexicon's actual results to be materially different from any future results expressed or implied by such forward-looking statements. Information identifying such important factors is contained under "Factors Affecting Forward-Looking Statements" and "Business - Risk Factors" in Lexicon's annual report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

CONTACT FOR LEXICON GENETICS:
Carol Schafer
Vice President, Finance and Communications
281/863-3880
cschafer@lexgen.com


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                          LEXICON GENETICS INCORPORATED

                             SELECTED FINANCIAL DATA

                                                                       ------------------------    ------------------------
                                                                          THREE MONTHS ENDED          NINE MONTHS ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS DATA                                   SEPTEMBER 30,              SEPTEMBER 30,
(In thousands, except per share data)                                     2004          2003          2004          2003
                                                                       ----------    ----------    ----------    ----------
                                                                              (UNAUDITED)                (UNAUDITED)
Revenues:
   Subscription and license fees ...................................   $    1,617    $    8,029    $    7,732    $   15,441
   Collaborative research ..........................................       11,492         4,082        27,997        13,665
   Compound libraries and other ....................................           --            --            --            32
                                                                       ----------    ----------    ----------    ----------
     Total revenues ................................................       13,109        12,111        35,729        29,138
Operating expenses:
   Research and development, including stock-based compensation
      of $0, $1,246, $416 and $3,801, respectively .................       22,485        21,224        67,466        61,852
   General and administrative, including stock-based compensation
      of $0, $1,275, $411 and $3,827, respectively .................        4,573         5,755        14,259        17,538
                                                                       ----------    ----------    ----------    ----------
     Total operating expenses ......................................       27,058        26,979        81,725        79,390
                                                                       ----------    ----------    ----------    ----------
Loss from operations ...............................................      (13,949)      (14,868)      (45,996)      (50,252)
Interest and other income ..........................................          405           386         1,194         1,170
Interest expense ...................................................         (833)          (76)       (1,829)         (240)

                                                                       ----------    ----------    ----------    ----------

Net loss ...........................................................   $  (14,377)   $  (14,558)   $  (46,631)   $  (49,322)
                                                                       ==========    ==========    ==========    ==========

Net loss per common share, basic and diluted .......................   $    (0.23)   $    (0.24)   $    (0.74)   $    (0.90)
                                                                       ==========    ==========    ==========    ==========

Shares used in computing net loss per common share .................       63,422        59,475        63,286        54,806

                                                                         -------------------    -------------------
CONSOLIDATED BALANCE SHEET DATA                                          AS OF SEPTEMBER 30,     AS OF DECEMBER 31,
(In thousands)                                                                  2004                   2003
                                                                         -------------------    -------------------
                                                                             (UNAUDITED)
Cash and investments, including restricted cash and investments of
   $430 and $57,514, respectively ....................................   $            97,671    $           161,001
Property and equipment, net ..........................................                82,439                 83,676
Goodwill .............................................................                25,798                 25,798
Intangible assets other than goodwill, net ...........................                 2,140                  3,040
Total assets .........................................................               215,132                284,199
Deferred revenue .....................................................                43,520                 47,692
Long-term debt .......................................................                37,120                 56,344
Accumulated deficit ..................................................              (260,574)              (213,943)
Total stockholders' equity ...........................................               121,990                166,216
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